EXHIBIT 99.2

New York City REIT, Inc.
Supplemental Information

Quarter ended December 31, 2020 (unaudited)

New York City REIT, Inc.
Supplemental Information
Quarter ended December 31, 2020 (Unaudited)

Forward-looking Statements:
This supplemental package of New York City REIT, Inc. (the “Company” or “NYC”) includes “forward looking statements.” These forward-looking statements involve substantial risks and uncertainties that could cause the outcome to be materially different. In addition, words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “would,” or similar expressions indicate a forward-looking statement, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those contemplated by such forward-looking statements, including those set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of NYC’s most recent Annual Report on Form 10-K and NYC’s most recent Form 10-Q, as such Risk Factors may be updated from time to time in subsequent reports. Further, forward-looking statements speak only as of the date they are made, and NYC undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as required by law.
Accounting Treatment of Rent Deferrals:
The majority of the concessions granted to our tenants as a result of the COVID-19 pandemic are rent deferrals or temporary rent abatements with the original lease term unchanged and collection of deferred rent deemed probable. As a result of relief granted by the FASB and the SEC related to lease modification accounting, rental revenue used to calculate Net Income, NAREIT FFO and Core FFO have not been, and we do not expect it to be, significantly impacted by these types of deferrals.

New York City REIT, Inc.
Supplemental Information
Quarter ended December 31, 2020 (Unaudited)
Non-GAAP Financial Measures
This section discusses the non-GAAP financial measures we use to evaluate our performance, including Funds from Operations (“FFO”), Core Funds from Operations (“Core FFO”), Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), Net Operating Income (“NOI”) and Cash Net Operating Income (“Cash NOI”). While NOI is a property-level measure, Core FFO is based on our total performance and therefore reflects the impact of other items not specifically associated with NOI such as, interest expense, general and administrative expenses and operating fees to related parties. A description of these non-GAAP measures and reconciliations to the most directly comparable GAAP measure, which is net income, is provided below. Adjustments for unconsolidated partnerships and joint ventures are calculated to exclude the proportionate share of the non-controlling interest to arrive at FFO, Core FFO and NOI attributable to stockholders.
Caution on Use of Non-GAAP Measures
FFO, Core FFO, Adjusted EBITDA, NOI and Cash NOI should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP measures.
Other REITs may not define FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”), an industry trade group, definition (as we do), or may interpret the current NAREIT definition differently than we do, or may calculate Core FFO differently than we do. Consequently, our presentation of FFO and Core FFO may not be comparable to other similarly titled measures presented by other REITs.
We consider FFO and Core FFO useful indicators of our performance. Because FFO and Core FFO calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), FFO and Core FFO presentations facilitate comparisons of operating performance between periods and between other REITs in our peer group.
As a result, we believe that the use of FFO and Core FFO, together with the required GAAP presentations, provide a more complete understanding of our performance, including relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. However, FFO and Core FFO are not indicative of cash available to fund ongoing cash needs, including the ability to pay cash dividends. Investors are cautioned that FFO and Core FFO should only be used to assess the sustainability of our operating performance excluding these activities, as they exclude certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred.
Funds from Operations and Core Funds from Operations
Funds from Operations
Due to certain unique operating characteristics of real estate companies, as discussed below, the NAREIT, an industry trade group, has promulgated a performance measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. FFO is not equivalent to net income or loss as determined under GAAP.
We calculate FFO, a non-GAAP measure, consistent with the standards established over time by the Board of Governors of NAREIT, as restated in a White Paper and approved by the Board of Governors of NAREIT effective in December 2018 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding depreciation and amortization related to real estate, gains and losses from sales of certain real estate assets, gain and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for consolidated partially-owned entities (including our Operating Partnership) and equity in earnings of unconsolidated affiliates are made to arrive at our proportionate share of FFO attributable to our stockholders. Our FFO calculation complies with NAREIT’s definition.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, and straight-line amortization of intangibles, which implies that the value of a real estate asset diminishes predictably over time. We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income.

New York City REIT, Inc.
Supplemental Information
Quarter ended December 31, 2020 (Unaudited)
Core Funds from Operations
Beginning in the third quarter 2020, following the listing of our Class A common stock on the NYSE, we began presenting Core
FFO as a non-GAAP metric. We believe that Core FFO is utilized by other publicly-traded REITs although Core FFO presented by us may not be comparable to Core FFO reported by other REITs that define Core FFO differently. In calculating Core FFO, we start with FFO, then we exclude the impact of discrete non-operating transactions and other events which we do not consider representative of the comparable operating results of our real estate operating portfolio, which is our core business platform. Specific examples of discrete non-operating items include acquisition and transaction related costs for dead deals, debt extinguishment costs, listing related costs and expenses (including the vesting and conversion of Class B units and cash expenses and fees which are non-recurring in nature incurred in connection with the listing and related transactions), and non-cash equity-based compensation. We add back non-cash write-offs of deferred financing costs and prepayment penalties incurred with the early extinguishment of debt which are included in net income but are considered financing cash flows when paid in the statement of cash flows. We consider these write-offs and prepayment penalties to be capital transactions and not indicative of operations. By excluding expensed acquisition and transaction dead deal costs as well as non-operating costs, we believe Core FFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties. In future periods, we may also exclude other items from Core FFO that we believe may help investors compare our results.
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, Net Operating Income and Cash Net Operating Income.
We believe that Adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization adjusted for acquisition and transaction-related expenses, listing-related costs and expenses, other non-cash items such as the vesting and conversion of the Class B Units, equity-based compensation expense and including our pro-rata share from unconsolidated joint ventures, is an appropriate measure of our ability to incur and service debt. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs.
NOI is a non-GAAP financial measure used by us to evaluate the operating performance of our real estate. NOI is equal to total revenues, excluding contingent purchase price consideration, less property operating and maintenance expense. NOI excludes all other items of expense and income included in the financial statements in calculating net income (loss). We believe NOI provides useful and relevant information because it reflects only those income and expense items that are incurred at the property level and presents such items on an unleveraged basis. We use NOI to assess and compare property level performance and to make decisions concerning the operations of the properties. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating expenses and acquisition activity on an unleveraged basis, providing perspective not immediately apparent from net income (loss). NOI excludes certain items included in calculating net income (loss) in order to provide results that are more closely related to a property’s results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or our ability to pay dividends.
Cash NOI, is a non-GAAP financial measure that is intended to reflect the performance of our properties. We define Cash NOI as NOI excluding amortization of above/below market lease intangibles and straight-line adjustments that are included in GAAP lease revenues. We believe that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of our properties and it allows for comparison of our operating performance between periods and to other REITs. Cash NOI should not be considered as an alternative to net income, as an indication of our financial performance, or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present Cash NOI may not be directly comparable to the way other REITs present Cash NOI.

New York City REIT, Inc.
Supplemental Information
Quarter ended December 31, 2020 (Unaudited)

Key Metrics
As of and for the three months ended December 31, 2020
Amounts in thousands, except per share data, ratios and percentages

Financial Results (Amounts in thousands, except per share data)
Revenue from tenants	$9,860
Net loss attributable to common stockholders	$(16,600)
Basic and diluted net loss per share attributable to common stockholders	$(1.30)
Cash NOI [1]	$4,098
Adjusted EBITDA [1]	$(2,590)
Core FFO attributable to common stockholders [1]	$(6,807)

Balance Sheet and Capitalization (Amounts in thousands, except ratios and percentages)
Gross asset value [2]	$1,001,512
Net debt [3] [4]	$374,001
Total consolidated debt [4]	$405,000
Total assets	$861,846
Cash and cash equivalents [5]	$30,999

Common shares outstanding as of December 31, 2020	12,803

Net debt to gross asset value	37.3%
Net debt to annualized adjusted EBITDA [1] (annualized based on quarterly results)	N/M

Weighted-average interest rate cost [6]	4.4%
Weighted-average debt maturity (years) [7]	6.1
Interest Coverage Ratio [8]	N/M

Real Estate Portfolio
Number of properties	8
Number of tenants	72

Square footage (millions)	1.2
Leased	87.0%
Weighted-average remaining lease term (years) [9]	7.2
______
[1]  This Non-GAAP metric is reconciled below.
[2] Defined as total assets of $861.8 million plus accumulated depreciation and amortization of $139.7 million as of December 31, 2020.
[3]  Represents total debt outstanding of $405.0 million, less cash and cash equivalents of $31.0 million.
[4]  Excludes the effect of deferred financing costs, net.
[5] Under the terms of one of the Company’s mortgage loans, the Company is required to maintain minimum liquid assets (i.e. cash and cash equivalents) of $10.0 million.
[6] The weighted average interest rate cost is based on the outstanding principal balance of the debt.
[7]  The weighted average debt maturity is based on the outstanding principal balance of the debt.
[8] The interest coverage ratio is calculated by dividing adjusted EBITDA by cash paid for interest (interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net) for the quarter ended December 31, 2020.  Adjusted EBITDA and cash paid for interest are Non-GAAP metrics and are reconciled below.
[9] Based on annualized straight-line rent as of December 31, 2020.
N/M - Not meaningful as there was negative EBITDA generated in the fourth quarter of 2020.

New York City REIT, Inc.
Supplemental Information
Quarter ended December 31, 2020

Consolidated Balance Sheets
Amounts in thousands

	December 31,
	2020	2019
ASSETS	(Unaudited)
Real estate investments, at cost:
Land	$193,658	$193,658
Buildings and improvements	568,861	565,829
Acquired intangible assets	98,118	103,121
Total real estate investments, at cost	860,637	862,608
Less accumulated depreciation and amortization	(139,666)	(114,322)
Total real estate investments, net	720,971	748,286
Cash and cash equivalents	30,999	51,199
Restricted cash	8,995	7,098
Operating lease right-of-use asset	55,375	55,579
Prepaid expenses and other assets (including amounts due from related parties of $435 and $0 at December 31, 2020 and 2019, respectively)	12,953	8,602
Straight-line rent receivable	22,050	21,649
Deferred leasing costs, net	10,503	8,943
Total assets	$861,846	$901,356

LIABILITIES AND STOCKHOLDER'S EQUITY
Mortgage notes payable, net	$396,574	$395,031
Accounts payable, accrued expenses and other liabilities (including amounts due to related parties of $0 and $222 at December 31, 2020 and 2019, respectively)	6,916	7,033
Operating lease liability	54,820	54,866
Below-market lease liabilities, net	14,006	18,300
Derivative liability, at fair value	3,405	1,327
Deferred revenue	4,558	4,250
Distributions payable	—	—
Total liabilities	480,279	480,807

Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued and outstanding at December 31, 2020 and 2019	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized, 12,802,690 and 12,755,099 (1) shares issued and outstanding as of December 31, 2020 and 2019, respectively	129	128
Additional paid-in capital	686,715	686,026
Accumulated other comprehensive loss	(3,404)	(1,327)
Distributions in excess of accumulated earnings	(305,882)	(264,278)
Total stockholders' equity	377,558	420,549
Non-controlling interests	4,009	—
Total equity	381,567	420,549
Total liabilities and stockholders' equity	$861,846	$901,356

New York City REIT, Inc.
Supplemental Information
Quarter ended December 31, 2020 (Unaudited)

Consolidated Statements of Operations
Amounts in thousands, except share and per share data

	Three Months Ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Revenue from tenants	$9,860	$16,997	$18,562	$17,477

Expenses:
Asset and property management fees to related parties	1,856	1,879	1,844	1,998
Property operating	8,750	8,300	7,217	8,016
Acquisition, transaction and other costs	—	—	—	—
Listing expenses	—	1,299	—	—
Vesting and conversion of Class B Units	—	1,153	—	—
Equity-based compensation	2,116	1,711	24	23
General and administrative	1,844	1,234	2,497	1,996
Depreciation and amortization	7,677	8,639	7,912	7,519
Total expenses	22,243	24,215	19,494	19,552
Operating loss	(12,383)	(7,218)	(932)	(2,075)
Other income (expense):
Interest expense	(4,225)	(5,089)	(4,995)	(4,832)
Other income	8	19	641	119
Total other expense, net	(4,217)	(5,070)	(4,354)	(4,713)
Net loss attributable to common stockholders	$(16,600)	$(12,288)	$(5,286)	$(6,788)

Basic and Diluted Net Loss Per Share:
Net loss per share attributable to common stockholders — Basic and Diluted	$(1.30)	$(0.96)	$(0.41)	$(0.53)
Weighted average shares outstanding —Basic and Diluted	12,797,174	12,772,176	12,750,066	12,749,724

New York City REIT, Inc.
Supplemental Information
Quarter ended December 31, 2020 (Unaudited)

Non-GAAP Measures
Amounts in thousands, except per share data

	Three Months Ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
EBITDA:
Net loss	$(16,600)	$(12,288)	$(5,286)	$(6,788)
Depreciation and amortization	7,677	8,639	7,912	7,519
Interest expense	4,225	5,089	4,995	4,832
EBITDA	(4,698)	1,440	7,621	5,563
Acquisition and transaction related	—	—	—	—
Listing expenses	—	1,299	—	—
Vesting and conversion of Class B Units	—	1,153	—	—
Equity-based compensation	2,116	1,711	24	23
Other income	(8)	(19)	(641)	(119)
Adjusted EBITDA	(2,590)	5,584	7,004	5,467
Asset and property management fees to related parties	1,856	1,879	1,844	1,998
General and administrative	1,844	1,234	2,497	1,996
NOI	1,110	8,697	11,345	9,461
Accretion of below- and amortization of above-market lease liabilities and assets, net	(219)	(555)	(1,890)	(362)
Straight-line rent (revenue as a lessor)	3,180	(2,107)	(784)	(691)
Straight-line ground rent (expense as lessee)	27	28	27	27
Cash NOI	$4,098	$6,063	$8,698	$8,435

Cash Paid for Interest:
Interest expense	$4,225	$5,089	$4,995	$4,832
Amortization of deferred financing costs	(386)	(386)	(403)	(368)
Total cash paid for interest	$3,839	$4,703	$4,592	$4,464

New York City REIT, Inc.
Supplemental Information
Quarter ended December 31, 2020 (Unaudited)

Non-GAAP Measures
Amounts in thousands, except per share data

	Three Months Ended
	December 31, 2020	September 30, 2020	June 30, 2020 [1]	March 31, 2020
Funds from operations (FFO):
Net loss attributable to common stockholders	$(16,600)	$(12,288)	$(5,286)	$(6,788)
Depreciation and amortization	7,677	8,639	7,912	7,519
FFO attributable to common stockholders	(8,923)	(3,649)	2,626	731
Acquisition and transaction related	—	—	—	—
Listing expenses [2]	—	1,299	—	—
Vesting and conversion of Class B Units	—	1,153	—	—
Equity-based compensation	2,116	1,711	24	23
Core FFO attributable to common stockholders	$(6,807)	$514	$2,650	$754

Weighted average common shares outstanding — Basic and Diluted	12,797	12,772	12,750	12,750
Weighted average common shares outstanding - Diluted	12,797	12,772	12,750	12,750
Net loss per share attributable to common shareholders — Basic and Diluted	$(1.30)	$(0.96)	$(0.41)	$(0.53)
FFO per common share	$(0.70)	$(0.29)	$0.21	$0.06
Core FFO per common share	$(0.53)	$0.04	$0.21	$0.06

________
[1] Included in Net loss, FFO and Core FFO for the three months ended June 30, 2020 is other income of approximately $0.7 million related to the recognition of income from the retention of a deposit forfeited by the potential buyer on the potential sale of the property commonly known as the HIT Factory pursuant to a purchase agreement which expired in April 2020.
[2] Listing expenses include financial advisory and other professional fees and other expenses incurred in connection with the listing of our Class A common stock on the NYSE in August 2020. These costs are non-recurring and are not part of the operations of our real estate portfolio as they were incurred only as a result of our decision to list our Class A common stock on the NYSE.

New York City REIT, Inc.
Supplemental Information
Quarter ended December 31, 2020 (Unaudited)

Debt Overview
As of December 31, 2020
Amounts in thousands, except ratios and percentages

Year of Maturity	Number of Encumbered Properties	Weighted-Average Debt Maturity (Years) [1]	Weighted-Average Interest Rate [1] [2]	Total Outstanding Balance [3]
2021	—	—	—%	$—
2022	—	—	—%	—
2023	—	—	—%	—
2024	1	3.3	3.7%	55,000
2025	—	—	—%	—
2026	—	—	—%	—
Thereafter	6	5.6	4.5%	350,000
Total Debt	7	6.1	4.4%	$405,000

______

[1] Weighted based on the outstanding principal balance of the debt.
[2] All of the Company’s debt is fixed rate as of December 31, 2020.
[3] Excludes the effect of deferred financing costs, net. Current balances as of December 31, 2020 are shown in the year the debt matures.

New York City REIT, Inc.
Supplemental Information
Quarter ended December 31, 2020 (Unaudited)

Future Minimum Lease Rents
As of December 31, 2020
Amounts in thousands

Future Minimum Base Rent Payments [1]
2021	$52,909
2022	49,642
2023	41,549
2024	41,111
2025	33,326
2026	30,623
Thereafter	160,328
Total	$409,488
——

[1] Represents future minimum base rent payments on a cash basis due to the Company over the next five years and thereafter. These amounts exclude contingent rent payments, as applicable, that may be collected from certain tenants based on provisions related to sales thresholds and increases in annual rent based on exceeding certain economic indexes among other items. During the year ended December 31, 2020, the Company recorded reserves as a reduction in revenue from certain tenants during the period on receivables, which had not been paying rent and have been put on a cash basis effective December 31, 2020. Accordingly, these tenants, including Knotel (a tenant at both the Company’s 123 William Street and 9 Times Square properties), are not expected to have any on-going revenue and the related future minimum base rent payments have been excluded from the table above.

New York City REIT, Inc.
Supplemental Information
Quarter ended December 31, 2020 (Unaudited)

Top Ten Tenants
As of December 31, 2020
Amounts in thousands, except percentages

Tenant / Lease Guarantor	Property Type	Tenant Industry	Annualized SL Rent [1]	SL Rent Percent	Remaining Lease Term [2]	Investment Grade [3]
City National Bank	Office / Retail	Financial Services	$4,356	8%	12.5	Yes
Planned Parenthood Federation of America, Inc.	Office	Non-Profit	3,337	6%	10.6	Yes
Equinox	Retail	Fitness	2,836	5%	17.9	No
Cornell University	Offcie	Healthcare Services	2,476	5%	3.5	Yes
The City of New York - Dept. of Youth & Community Development	Office	Government/Public Administration	2,255	4%	6.7	Yes
CVS	Retail	Retail	2,161	4%	13.6	Yes
Waterfall Asset management LLC	Office	Finanical Services	2,019	4%	1.7	No
I Love NY Gifts	Retail	Retail	2,000	4%	15.4	No
USA General Services Administration	Office	Government/Public Administration	1,954	4%	1.5	Yes
Marshalls	Retail	Retail	1,641	3%	7.8	Yes
Subtotal			25,035	47%	9.7

Remaining portfolio			29,269	53%

Total Portfolio			$54,304	100%

——
[1] Calculated using the most recent available lease terms as of December 31, 2020.
[2] Based on straight-line rent as of December 31, 2020.
[3] As used herein, investment grade includes both actual investment grade ratings of the tenant or guarantor, if available, or implied investment grade. Implied investment grade may include actual ratings of tenant parent, guarantor parent (regardless of whether or not the parent has guaranteed the tenant’s obligation under the lease) or by using a proprietary Moody’s analytical tool, which generates an implied rating by measuring a company’s probability of default. Ratings information is as of December 31, 2020. Top 10 tenants are 53% actual investment grade rated and 20% implied investment grade rated.

New York City REIT, Inc.
Supplemental Information
Quarter ended December 31, 2020 (Unaudited)

Diversification by Property Type
As of December 31, 2020
Amounts in thousands, except percentages

	Total Portfolio
Property Type	Annualized SL Rent [1]	SL Rent Percent	Square Feet [2]	Sq. ft. Percent
Office	$41,274	76%	844	83%
Retail	12,493	23%	168	17%
Other	537	1%	—	—%
Total	$54,304	100%	1,012	100%

——
[1] Calculated using the most recent available lease terms as of December 31, 2020.
[2] Square feet as of December 31, 2020 includes the leased space occupied by one of the Company’s tenants, Knotel, whose leases were terminated effective January 31, 2021. If Knotel was not included in these square feet totals, the office and total square feet amounts would have been 772 and 940, respectively.

New York City REIT, Inc.
Supplemental Information
Quarter ended December 31, 2020 (Unaudited)

Diversification by Tenant Industry
As of December 31, 2020
Amounts in thousands, except percentages

	Total Portfolio
Industry Type	Annualized SL Rent [1]	SL Rent Percent	Square Feet [2]	Sq. ft. Percent
Financial Services	$15,725	29%	193	19%
Government/Public Administration	7,368	14%	173	17%
Non-profit	6,725	12%	146	15%
Retail	6,723	12%	43	4%
Services	4,999	9%	111	11%
Healthcare Services	4,452	8%	61	6%
Fitness	2,836	5%	39	4%
Technology	1,946	4%	33	3%
Professional Services	1,886	4%	36	4%
Advertising	485	1%	—	—%
Other [2] [3]	1,159	2%	177	17%
Total	$54,304	100%	1,012	100%

——
[1] Calculated using the most recent available lease terms as of December 31, 2020.
[2] Square feet as of December 31, 2020 includes the leased space occupied by one of the Company’s tenants, Knotel, whose leases were terminated effective January 31, 2021. If Knotel was not included in these square feet totals, the other and total square feet amounts would have been 105 and 940, respectively.
[3] Other includes seven industry types as of December 31, 2020.

New York City REIT, Inc.
Supplemental Information
Quarter ended December 31, 2020 (Unaudited)

Lease Expirations
As of December 31, 2020

Year of Expiration	Number of Leases Expiring	Annualized SL Rent [1]	Annualized SL Rent Percent	Leased Rentable Square Feet	Percent of Rentable Square Feet Expiring
		(In thousands)		(In thousands)
2021	10	$2,710	5%	67	7%
2022	14	6,768	13%	141	14%
2023	8	3,069	6%	38	4%
2024	10	6,099	11%	98	10%
2025	12	7,147	13%	126	12%
2026	3	1,018	2%	21	2%
2027	5	2,943	5%	52	5%
2028	14	3,398	6%	98	10%
2029	6	1,996	4%	71	7%
2030	3	1,810	3%	34	3%
2031	7	5,345	10%	118	12%
2032	—	—	—%	—	—%
2033	5	4,356	8%	36	4%
2034	2	2,161	4%	10	1%
2035	3	648	1%	4	—%
2036	2	2,000	4%	7	1%
Thereafter (>2036)	4	2,836	5%	91	8%
Total	108	$54,304	100%	1,012	100%

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[1] Calculated using the most recent available lease terms as of December 31, 2020. Includes tenant concessions, such as free rent, as applicable. In addition, during the year ended. December 31, 2020, the Company recorded reserves as a reduction in revenue from certain tenants during the period on receivables, which have been put on a cash basis effective December 31, 2020. Accordingly, these tenants, including Knotel (a tenant at both the Company’s 123 William Street and 9 Times Square properties), are not expected to have any on-going revenue and so the related annualized straight-line rent has been excluded from the above table.